UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 14, 2011

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2011, the Compensation Committee of the Board of Directors (the "Committee") of Heartland Express, Inc., a Nevada corporation (the "Company"), granted approximately 350,000 shares of restricted stock to certain employees of the Company (the "Grant") under the Company's 2011 Restricted Stock Award Plan (the "Plan"). The Grant vests as follows:

(a)
The shares subject to the Grant vest 20% on June 1, 2012, and then annually in four increments of 20% each, beginning one year after the initial vesting date and will become fully vested on June 1, 2016; and

(b)	The vesting is subject to certain continued employment, termination, and forfeiture provisions.

The following table sets forth the awards to the Company's named executive officers as part of the Grant:

Named Executive Officer	Restricted Stock (shares)
Michael J. Gerdin, Chief Executive Officer, President, and Director	0
John P. Cosaert, Executive Vice President of Finance, Treasurer and Chief Financial Officer	25,000
Richard L. Meehan, Executive Vice President of Marketing and Operations	25,000
Thomas E. Hill, Vice President, Controller, and Secretary	15,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	December 16, 2011	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer